Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(429,313)
Unrealized Gain (Loss) on Market Value of Futures	(4,715,827)
Dividend Income	10,279
Interest Income	48,233
Total Income (Loss)	$(5,086,628)

Expenses
General Partner Management Fees	$21,710
Professional Fees	8,650
Brokerage Commissions	477
Non-interested Directors' Fees and Expenses	497
Prepaid Insurance Expense	464
NYMEX License Fee	543
Total Expenses	$32,341
Net Income (Loss)	$(5,118,969)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/20	$45,581,430
Net Income (Loss)	(5,118,969)

Net Asset Value End of Month	$40,462,461
Net Asset Value Per Share (2,250,000 Shares)	$17.98

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596